Exhibit 12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                        Six Months Ended
                                                             June 30,
                                                         1998       1997
Consolidated operations:
  Income before income tax expense, minority interest,
    and dividends on preferred securities ............. $  880     $  305
  Undistributed income of Western National ............      -        (23)
  Fixed charges deducted from income
    Interest expense ..................................    338        326
    Implicit interest in rents ........................     10         10
      Total fixed charges deducted from income ........    348        336
        Earnings available for fixed charges........... $1,228     $  618
  Fixed charges per above ............................. $  348     $  336
  Capitalized interest ................................      -          6
      Total fixed charges .............................    348        342
      Dividends on preferred stock and securities .....     73         65
        Combined fixed charges and preferred
          stock dividends ............................. $  421     $  407
          Ratio of earnings to fixed charges ..........   3.53       1.80
          Ratio of earnings to combined fixed charges
            and preferred stock dividends .............   2.91       1.52

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense, minority
      interest, and dividends on preferred securities . $  880     $  305
    Undistributed income of Western National ..........      -        (23)
    Corporate fixed charges deducted from income -
      corporate interest expense ......................    104         87
      Earnings available for fixed charges ............ $  984     $  369
    Total corporate fixed charges per above ........... $  104     $   87
    Capitalized interest related to real estate
      operations ......................................      -          5
      Total corporate fixed charges ...................    104         92
      Dividends on preferred stock and securities .....     73         65
        Combined corporate fixed charges and
          preferred stock dividends ................... $  177     $  157
          Ratio of earnings to corporate fixed charges    9.44       3.99
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends .................................   5.54       2.35

                                                        Exhibit 12 (continued)

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                        Six Months Ended
                                                             June 30,
                                                         1998       1997
American General Finance, Inc.:
  Income before income tax expense .................... $  144     $   83
  Fixed charges deducted from income
    Interest expense ..................................    246        249
    Implicit interest in rents ........................      6          5
      Total fixed charges deducted from income ........    252        254
        Earnings available for fixed charges .......... $  396     $  337
          Ratio of earnings to fixed charges ..........   1.57       1.33

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                          Quarter Ended
                                                             June 30,
                                                         1998       1997
Consolidated operations:
  Income (loss) before income tax expense, minority
    interest, and dividends on preferred securities ... $  452     $  (46)
  Undistributed income of Western National ............      -        (11)
  Fixed charges deducted from income
    Interest expense ..................................    166        164
    Implicit interest in rents ........................      5          5
      Total fixed charges deducted from income ........    171        169
        Earnings available for fixed charges........... $  623     $  112
  Fixed charges per above ............................. $  171     $  169
  Capitalized interest ................................      -          3
      Total fixed charges .............................    171        172
      Dividends on preferred stock and securities .....     36         37
        Combined fixed charges and preferred
          stock dividends ............................. $  207     $  209
          Ratio of earnings to fixed charges ..........   3.65          -*
          Ratio of earnings to combined fixed charges
            and preferred stock dividends .............   3.00          -*

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income (loss) before income tax expense, minority
      interest, and dividends on preferred securities . $  452     $  (46)
    Undistributed income of Western National ..........      -        (11)
    Corporate fixed charges deducted from income -
      corporate interest expense ......................     50         47
      Earnings available for fixed charges ............ $  502     $  (10)
    Total corporate fixed charges per above ........... $   50     $   47
    Capitalized interest related to real estate
      operations ......................................      -          2
      Total corporate fixed charges ...................     50         49
      Dividends on preferred stock and securities .....     36         37
        Combined corporate fixed charges and
          preferred stock dividends ................... $   86     $   86
          Ratio of earnings to corporate fixed charges   10.07          -*
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends .................................   5.81          -*

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                          Quarter Ended
                                                             June 30,
                                                         1998       1997
American General Finance, Inc.:
  Income before income tax expense .................... $   73     $   21
  Fixed charges deducted from income
    Interest expense ..................................    124        124
    Implicit interest in rents ........................      3          2
      Total fixed charges deducted from income ........    127        126
        Earnings available for fixed charges .......... $  200     $  147
          Ratio of earnings to fixed charges ..........   1.57       1.17



* Earnings were inadequate to cover fixed charges. The amount of deficiency was as follows:
                                                                   Amount
  Consolidated operations:
     Ratio of earnings to fixed charges .......................      $ 60
     Ratio of earnings to combined fixed charges
       and preferred stock dividends ..........................        97
  Consolidated operations, corporate fixed charges
    and preferred stock dividends only:
     Ratio of earnings to corporate fixed charges .............        59
     Ratio of earnings to combined corporate fixed
       charges and preferred stock dividends ..................        96